Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and to the incorporation by reference of our reports dated February 22, 2008, with respect to the consolidated financial statements of FirstMerit Corporation, and the effectiveness of internal control over financial reporting of FirstMerit Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Akron, Ohio
February 4, 2009